Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Second Quarter 2014 Results
Phoenix, April 1, 2014 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three and six months ended February 28, 2014, with second quarter revenue of $679.1 million and diluted earnings per share of $0.13, or $0.28 excluding special items.
“At Apollo Education Group we are continuing to make progress on our long-term strategic plan which includes providing our students with a differentiated and high-quality experience, diversifying our company and becoming a more efficient organization through operational excellence,” said Apollo Education Group Chief Executive Officer Greg Cappelli. “As the global community becomes more competitive, so does the need for a more competitive workforce. Our institutions are committed to improving student outcomes, delivering differentiated programs, and providing students with the right form of postsecondary education to help them prepare for career success globally.”
Second Quarter 2014 Results of Operations

•	Net revenue for the second quarter 2014 was $679.1 million, compared to $834.4 million in the second quarter 2013.

•	University of Phoenix Degreed Enrollment was 250,300, a 16.8% decrease from the prior year second quarter, and New Degreed Enrollment was 32,500, a 16.5% decrease from the prior year second quarter.

•	Operating income for the second quarter 2014 was $7.1 million, compared to $29.8 million from the prior year second quarter.

•	Income attributable to Apollo Education Group for the second quarter 2014 was $14.6 million, or $0.13 per share, compared to $13.5 million, or $0.12 per share, in the second quarter 2013.
Apollo Education Group’s (“the Company”) results for the second quarter 2014 included the following special items: $15.2 million of restructuring and other charges, $13.0 million of acquisition costs and contingent consideration charges, a $9.0 million charge associated with legal matters, and a $10.2 million benefit from a tax settlement.
Excluding special items, operating income was $44.3 million for the second quarter 2014, compared to $67.5 million in the second quarter 2013, and income attributable to Apollo Education Group for the second quarter 2014 was $32.1 million, or $0.28 per share, compared to income attributable to Apollo Education Group of $38.0 million, or $0.34 per share, for the second quarter 2013. (Special items for the second quarter 2014 and 2013 are included in the reconciliation of GAAP financial information to non-GAAP financial information table of this press release.)
First Six Months of 2014 Results of Operations
Net revenue for the first six months of fiscal year 2014 totaled $1.5 billion, compared to $1.9 billion in the first six months of fiscal year 2013, representing an 18.7% decrease principally due to lower enrollment at University of Phoenix. In the first six months of 2014, University of Phoenix Average Degreed Enrollment decreased 17.5% to 260,800 as compared to the same period a year ago. The Company reported income attributable to Apollo Education Group for the six months ended February 28, 2014, of $113.5 million, or $1.00 per share, compared to $147.0 million, or $1.30 per share, for the six months ended February 28, 2013.

Results for the first six months of 2014 included the following special items: $47.2 million of restructuring and other charges, $13.0 million of acquisition costs and contingent consideration charges, a $9.0 million charge associated with legal matters, and a $10.2 million benefit from a tax settlement.
Excluding the special items noted above, operating income was $246.1 million for the second quarter 2014, compared to $305.7 million in the second quarter 2013, and income attributable to Apollo Education Group for the six months ended February 28, 2014, was $150.8 million, or $1.33 per share, compared to $175.8 million, or $1.56 per share, for the six months ended February 28, 2013. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release for the first six months of 2014 and 2013 special items.)
Balance Sheet and Cash Flow
As of February 28, 2014, the Company’s unrestricted cash and cash equivalents and short-term marketable securities were $0.8 billion, compared to $1.5 billion at August 31, 2013. The decrease was primarily due to $619.3 million used for payments on borrowings, $94.9 million to acquire Open Colleges, $72.2 million for share repurchases (which includes $2.5 million of repurchases related to tax withholding requirements on the restricted stock units), a net investment of $67.8 million in long-term marketable securities, and $58.1 million for capital expenditures. These items were partially offset by $193.5 million of cash provided by operations.
Accounts receivable were $199.1 million as of February 28, 2014, compared to $215.4 million at August 31, 2013. As of February 28, 2014, excluding accounts receivable and the related net revenue for Apollo Global, the Company’s days sales outstanding was 19 days, which was consistent with the days outstanding as of February 28, 2013.
Share Repurchases
Under its share repurchase program, the Company repurchased approximately 1.7 million shares of its common stock at a weighted average purchase price of $31.93 per share for a total cost of $54.7 million during the three months ended February 28, 2014. For the six months ended February 28, 2014, the Company repurchased 2.3 million shares of its common stock at a weighted average price of $30.44 for a total cost of $69.7 million. The Company currently has approximately $180 million available on its share repurchase authorization. There is no expiration date on the repurchase authorizations and repurchases occur at the Company’s discretion.
Business Outlook
The Company offers the following outlook for fiscal year 2014 based on the business trends observed during the second quarter 2014, as well as management’s current expectations of future trends.

•	Net revenue of $3.0 - $3.1 billion; and

•	Operating income of $400 - $450 million, excluding the impact of special items.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 p.m. ET, 2:00 p.m. PT, today, Tuesday, April 1, 2014.

Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 7777523

Webcast and Replay:
A live webcast of this event will be available on the Apollo Education Group website at www.apollo.edu, with a webcast replay available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until April 18, 2014.

855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 7777523
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers and has been in the education business since 1973. Through its subsidiaries: University of Phoenix, Apollo Global, Institute for Professional Development, Western International University and College for Financial Planning, Apollo Education Group offers innovative and distinctive educational programs and services, online and on-campus, at the undergraduate, masters and doctoral levels. Its education programs and services are offered throughout the United States and in Asia, Australia, Latin America, and Europe, as well as online throughout the world.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the costs and effectiveness of accelerating the enhancement of University of Phoenix educational offerings to remain competitive and to more effectively deliver a quality student experience at the right value; (iii) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (iv) the impact of the Company’s recent campus closures and other restructuring initiatives; (v) the impact of the operational and governance changes made to increase University of Phoenix autonomy in response to governance concerns expressed by its principal accreditor; (vi) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (vii) the impact of changes in marketing channels and other recruiting practices; (viii) the costs and effectiveness of University of Phoenix initiatives to improve student retention, improve student outcomes and demonstrate a compelling relationship between a student’s education and career; (ix) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including changes that may be included in the reauthorization of the federal Higher Education Act and the proposed Department of Education regulations relating to gainful employment and state authorization; (x) changes in University of Phoenix’s business necessary to remain in compliance with U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on student loan cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies; (xi) changes in University of Phoenix enrollment or student mix; (xii) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of the acquired businesses, and unexpected changes or developments in the acquired businesses, and (xiii) unexpected changes in the U.S. or global economy. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s quarterly reports and Form 10-K for fiscal year 2013, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.
Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

Summary Financial Data and Operating Metrics
Below are Apollo Education Group’s unaudited financial data and operating metrics for the respective periods:

	Three Months Ended February 28,		Six Months Ended February 28,
($ in thousands)	2014	2013	2014	2013
Net revenue:
University of Phoenix
Degree seeking gross revenues(1)	$642,994	$800,863	$1,440,734	$1,793,137
Less: Discounts and other	(58,136)	(56,700)	(120,697)	(123,975)
Degree seeking net revenues(1)	584,858	744,163	1,320,037	1,669,162
Other revenues	9,223	9,403	18,907	20,188
Total University of Phoenix	594,081	753,566	1,338,944	1,689,350
Apollo Global	68,634	56,965	159,793	147,479
Other	16,343	23,841	36,656	52,726
	$679,058	$834,372	$1,535,393	$1,889,555
Operating income (loss):
University of Phoenix	$86,682	$74,757	$270,155	$318,617
Apollo Global	(40,004)	(25,921)	(37,787)	(35,287)
Other	(39,548)	(19,056)	(55,444)	(22,604)
	$7,130	$29,780	$176,924	$260,726
University of Phoenix Enrollment Data:
Degreed Enrollment(2)	250,300	300,800
New Degreed Enrollment(3)	32,500	38,900
Degree seeking net revenues per degreed enrollment	$2,337	$2,474

(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

(2) Represents students enrolled in a University of Phoenix degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of the associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents new students and students who have been out of attendance for more than 12 months who enroll in a University of Phoenix degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	February 28, 2014	August 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$645,940	$1,414,485
Restricted cash and cash equivalents	283,929	259,174
Marketable securities	158,243	105,809
Accounts receivable, net	199,102	215,401
Prepaid taxes	15,826	30,359
Deferred tax assets	64,758	60,294
Other current assets	59,283	64,134
Total current assets	1,427,081	2,149,656
Marketable securities	111,709	43,941
Property and equipment, net	457,503	472,614
Goodwill	233,037	103,620
Intangible assets, net	191,343	132,192
Deferred tax assets	60,409	63,894
Other assets	50,348	32,030
Total assets	$2,531,430	$2,997,947
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$30,781	$628,050
Accounts payable	64,290	73,123
Student deposits	328,394	309,176
Deferred revenue	256,899	213,260
Accrued and other current liabilities	328,240	346,706
Total current liabilities	1,008,604	1,570,315
Long-term debt	43,642	64,004
Deferred tax liabilities	24,814	12,177
Other long-term liabilities	222,064	233,442
Total liabilities	1,299,124	1,879,938
Commitments and contingencies
Redeemable noncontrolling interests	49,388	—
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Education Group Class A nonvoting common stock, no par value	103	103
Apollo Education Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Education Group Class A treasury stock, at cost	(3,880,394)	(3,824,758)
Retained earnings	5,092,511	4,978,815
Accumulated other comprehensive loss	(30,024)	(36,563)
Total Apollo shareholders’ equity	1,182,197	1,117,598
Noncontrolling interests	721	411
Total equity	1,182,918	1,118,009
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,531,430	$2,997,947

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
	2014	2013	% of Net Revenue		2014	2013	% of Net Revenue
(In thousands, except per share data)			2014	2013			2014	2013
Net revenue	$679,058	$834,372	100.0%	100.0%	$1,535,393	$1,889,555	100.0%	100.0%
Costs and expenses:
Instructional and student advisory	319,575	383,702	47.1%	46.0%	659,254	815,852	42.9%	43.2%
Marketing	143,392	173,313	21.1%	20.8%	281,236	336,186	18.3%	17.8%
Admissions advisory	55,072	68,232	8.1%	8.2%	106,581	139,540	6.9%	7.4%
General and administrative	67,676	81,218	10.0%	9.7%	142,906	154,757	9.3%	8.2%
Depreciation and amortization	37,465	41,499	5.5%	5.0%	73,803	85,194	4.8%	4.5%
Provision for uncollectible accounts receivable	11,534	18,902	1.7%	2.2%	25,512	52,308	1.7%	2.7%
Restructuring and other charges	15,209	44,076	2.3%	5.3%	47,172	68,192	3.1%	3.6%
Acquisition costs and contingent consideration charges	13,005	—	1.9%	—%	13,005	—	0.9%	—%
Litigation charge (credit), net	9,000	(6,350)	1.3%	(0.8)%	9,000	(23,200)	0.6%	(1.2)%
Total costs and expenses	671,928	804,592	99.0%	96.4%	1,358,469	1,628,829	88.5%	86.2%
Operating income	7,130	29,780	1.0%	3.6%	176,924	260,726	11.5%	13.8%
Interest income	599	388	0.1%	—%	1,167	937	0.1%	—%
Interest expense	(1,983)	(2,092)	(0.3)%	(0.3)%	(4,069)	(4,134)	(0.3)%	(0.2)%
Other, net	107	(126)	0.1%	—%	914	1,673	0.1%	0.1%
Income before income taxes	5,853	27,950	0.9%	3.3%	174,936	259,202	11.4%	13.7%
Benefit from (provision for) income taxes	6,324	(14,291)	0.9%	(1.7)%	(63,718)	(111,803)	(4.2)%	(5.9)%
Net income	12,177	13,659	1.8%	1.6%	111,218	147,399	7.2%	7.8%
Net loss (income) attributable to noncontrolling interests	2,428	(132)	0.4%	—%	2,278	(377)	0.2%	—%
Net income attributable to Apollo	$14,605	$13,527	2.2%	1.6%	$113,496	$147,022	7.4%	7.8%
Basic income per share attributable to Apollo	$0.13	$0.12			$1.01	$1.31
Diluted income per share attributable to Apollo	$0.13	$0.12			$1.00	$1.30
Basic weighted average shares outstanding	112,151	112,573			112,742	112,496
Diluted weighted average shares outstanding	113,380	113,068			113,676	112,984

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended February 28,
($ in thousands)	2014	2013
Operating activities:
Net income	$111,218	$147,399
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	22,510	27,515
Depreciation and amortization	73,803	85,194
Accelerated depreciation included in restructuring	4,316	30,641
Gain on disposition	(1,984)	—
Non-cash foreign currency loss, net	596	146
Provision for uncollectible accounts receivable	25,512	52,308
Litigation charge (credit), net	9,000	(23,200)
Deferred income taxes	(6,255)	(4,100)
Changes in assets and liabilities, excluding the impact of acquisition and disposition:
Restricted cash and cash equivalents	(24,165)	(11,438)
Accounts receivable	(6,469)	(33,919)
Prepaid taxes	15,230	16,143
Other assets	(11,445)	(3,939)
Accounts payable	(11,454)	1,094
Student deposits	17,409	2,551
Deferred revenue	32,881	8,632
Accrued and other liabilities	(57,219)	3,923
Net cash provided by operating activities	193,484	298,950
Investing activities:
Purchases of property and equipment	(58,119)	(49,024)
Purchases of marketable securities	(227,978)	(39,444)
Maturities of marketable securities	105,237	7,470
Acquisition, net of cash acquired	(94,937)	—
Other investing activities	3,446	(1,500)
Net cash used in investing activities	(272,351)	(82,498)
Financing activities:
Payments on borrowings	(619,268)	(629,544)
Proceeds from borrowings	—	2,176
Purchase of noncontrolling interest	—	(42,500)
Purchases of stock for treasury	(72,237)	(3,881)
Issuances of stock	1,793	2,131
Net cash used in financing activities	(689,712)	(671,618)
Exchange rate effect on cash and cash equivalents	34	(46)
Net decrease in cash and cash equivalents	(768,545)	(455,212)
Cash and cash equivalents, beginning of period	1,414,485	1,276,375
Cash and cash equivalents, end of period	$645,940	$821,163
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$70,868	$100,713
Cash paid for interest	3,911	4,010
Restricted stock units vested and released	7,104	10,825
Capital lease additions	—	2,755
Credits received for tenant improvements	—	1,540

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
(In thousands, except per share data)	2014	2013	2014	2013
Consolidated Special Items Reconciliation:
Operating income	$7,130	$29,780	$176,924	$260,726
Net income attributable to Apollo	$14,605	$13,527	$113,496	$147,022
Diluted income per share attributable to Apollo	$0.13	$0.12	$1.00	$1.30
Diluted weighted average shares outstanding	113,380	113,068	113,676	112,984
Special items:
Restructuring and other charges	$15,209	$44,076	$47,172	$68,192
Acquisition costs and contingent consideration charges	13,005	—	13,005	—
Litigation charge (credit), net	9,000	(6,350)	9,000	(23,200)
Special items before taxes	37,214	37,726	69,177	44,992
Less: tax effects of special items	(9,508)	(13,292)	(21,648)	(16,169)
Tax benefit from Internal Revenue Service settlement	(10,176)	—	(10,176)	—
Special items, net of tax	$17,530	$24,434	$37,353	$28,823
Excluding special items:
Operating income	$44,344	$67,506	$246,101	$305,718
Net income attributable to Apollo	$32,135	$37,961	$150,849	$175,845
Diluted income per share attributable to Apollo	$0.28	$0.34	$1.33	$1.56

Investor Relations Contacts:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu

Erin Kelly, (602) 557-3830
erin.kelly@apollo.edu

Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu